                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of PACE Entertainment Corporation and subsidiaries dated December 15, 1997 (except with respect to the matters discussed in Note 12, as to which the date is December 22, 1997) and Pavilion Partners dated December 15, 1997 (except with respect to the matters discussed in Note 11, as to which the date is December 22, 1997), and to all references to our Firm included in or made a part of this registration statement on Form S-1.

                                          /s/ Arthur Andersen
                                          ARTHUR ANDERSEN LLP

Houston, Texas
December 22, 1997

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners dated March 21, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form S-1.

                                        /s/ Arthur Andersen LLP
                                        --------------------------------
                                            ARTHUR ANDERSEN LLP






Hartford, Connecticut
December 22, 1997

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. dated September 29, 1997 (and to all references to our Firm) included in or made a part of this registration statement of Form S-1.

                                          /s/ Arthur Andersen
                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
December 19, 1997